SCHEDULE 14A - INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary proxy statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive proxy statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          Temecula Valley Bancorp Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                Donald A. Pitcher
                             Chief Financial Officer
                           Temecula Valley Bank, N.A.
                       27710 Jefferson Avenue, Suite A100
                               Temecula, CA 92590
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing proxy statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

       ----------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       ----------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       ----------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       ----------------------------------------------------------------------

    5) Total fee paid:

       ----------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

   --------------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:

   --------------------------------------------------------------------------

3) Filing Party:

   --------------------------------------------------------------------------

4) Date Filed:

   --------------------------------------------------------------------------

Important Notice Regarding Delivery of Security Holder Documents

Temecula Valley Bancorp

                                 April 15, 2003



Dear Shareholder:

     I am pleased to invite you to the Annual Meeting of Shareholders of Temecula Valley Bancorp ("Company"). The meeting will be at 6:00 p.m. on Tuesday, May 20, 2003 at the Company's principal office at 27710 Jefferson Avenue, Suite A100, Temecula, CA 92590.

     At the meeting, you and the other shareholders will be asked to approve the election of six directors to the Company's Board of Directors. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find additional information concerning the Company and its operations, including its audited financial statements, in the enclosed Annual Report for the year ended December 31, 2002.

     I hope that you can join us on the 20th of May. Whether or not you plan to attend, please sign and return your proxy card as soon as possible. Your opinion and your vote are important to us. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend.

                                       Sincerely,


                                       /s/ Stephen H. Wacknitz
                                       --------------------------------------
                                       Stephen H. Wacknitz
                                       President and Chief Executive Officer

Temecula Valley Bancorp


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 2003


     The 2003 Annual Meeting of Shareholders of Temecula Valley Bancorp Inc. ("Company") will be held at the Company's main office at 6:00 p.m. on Tuesday, May 20, 2003 at 27710 Jefferson Avenue, Suite A100, Temecula, CA 92590, for the following purposes:

          1. To elect six directors to serve on the Board of Directors until the 2004 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

          2. To transact any other business that properly comes before the meeting or any adjournment of the meeting.

     Shareholders owning common stock of the Company at the close of business on the March 24, 2003 are entitled to vote at the meeting.

     You are urged to sign and return the enclosed proxy as promptly as possible, whether or not you attend the meeting in person. The enclosed proxy is solicited by the Board of Directors of the Company. Any shareholder giving a proxy may revoke it prior to the time it is voted by filing a written revocation or duly executed proxy bearing a later date with the Secretary of the Company, or revoking all previously signed and filed proxies and attending the meeting and voting in person.

     A copy of the Company's Annual Disclosure Statement is enclosed with this notice. Additional copies may be obtained, without charge, by contacting Donald
A. Pitcher, Chief Financial Officer, 27710 Jefferson Avenue, Suite A100, Temecula, CA 92590, (909) 694-9940.

                                         By Order of the Board of Directors:

                                         /s/ Donald A. Pitcher
                                         -----------------------------------
Temecula, CA                             Donald A. Pitcher
April 15, 2003                           Secretary

                                TABLE OF CONTENTS




ABOUT THE MEETING                                                         1

STOCK OWNERSHIP                                                           4

ITEM 1 - ELECTION OF DIRECTORS                                            6

EXECUTIVE COMPENSATION                                                   11

SUMMARY COMPENSATION TABLE                                               11

SELECTION OF INDEPENDENT AUDITORS                                        15

COMPLIANCE WITH SECTION 16 OF THE 1934 ACT                               16

OTHER MATTERS                                                            16

ANNUAL DISCLOSURE STATEMENT                                              16

                          TEMECULA VALLEY BANCORP INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 2003

                                  INTRODUCTION


                                 PROXY STATEMENT

     The Board of Directors is soliciting proxies for this year's Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

     The Board of Directors set March 24, 2003 as the record date for the meeting (the "Record Date"). Shareholders who owned Temecula Valley Bancorp Inc. ("Company") common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were 3,797,611 shares of the Company's common stock outstanding on the Record Date.

     Voting materials, which include this proxy statement, a proxy card and the 2002 Annual Report are being mailed to shareholders on or about April 15, 2003.

                                ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card because you own shares of Company common stock as of the close of business on the Record Date. This proxy statement describes issues on which we would like you to vote.

When you sign the proxy card you appoint Dr. Robert P. Beck and Mr. Richard W. Wright as your representatives at the meeting. Dr. Beck and Mr. Wright will vote your shares at the meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the meeting.

Who is soliciting my proxy and who is paying the cost of solicitation?

The Board of Directors of the Company is sending you this proxy statement in connection with its solicitation of proxies for use at the 2003 Annual Meeting. Certain directors, officers and employees of the Company may solicit proxies by mail, telephone, facsimile or in person.

The Company will pay for the costs of solicitation. The Company does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of Company common stock.

What am I voting on?

At the Annual Meeting you will be asked to vote on the election of six directors to serve on the Board of Directors until the 2004 Annual Meeting of Shareholders or until their successors have been duly qualified and elected.

Who is entitled to vote?

Only shareholders who owned Company common stock as of the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting.

How do I vote?

You may vote your shares either in person at the Annual Meeting or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain proxy materials from the institution that holds their shares.

Voting of shares registered in the name of a broker or bank.

Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than a proxy card.

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares over the telephone and the internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

General information for all shares voted via the internet.

We must receive votes submitted via the internet by 11:59 p.m. Eastern Time on May 19, 2003.

Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised at the meeting by filing with the Company's Secretary either a notice of revocation or another signed proxy or ballot bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board of Director's recommendations?

Unless you give other instructions on your proxy card, Dr. Beck and Mr. Wright, as the persons named as proxy holders on the proxy card, will vote as recommended by the Board of Directors. The Board of Directors recommends a vote FOR the election of the nominated directors listed in this proxy statement.

If any other matters are considered at the meeting, Dr. Beck and Mr. Wright will vote as recommended by the Board of Directors. If the Board of Directors does not give a recommendation, Dr. Beck and Mr. Wright will have discretion to vote as they think best.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are registered in your name and you do not return your proxy card or do not vote in person at the Annual Meeting, your shares will not be voted.

If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares at this meeting on the election of directors.

How many votes are needed to hold the Annual Meeting?

A majority of the Company's outstanding shares as of the Record Date (a quorum) must be present at the Annual Meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if a shareholder is present and votes in person at the meeting or has properly submitted a proxy card. As of the Record Date for the Annual Meeting, 3,797,611 shares of Company common stock were outstanding and eligible to vote.

What vote is required to elect directors?

The six director nominees who receive the highest number of FOR votes will be elected. You may vote FOR all or some of the nominees or WITHHOLD AUTHORITY for all or some of the nominees. Votes withheld are counted as "no" votes for the individual director. Due to the application of Section 2115 of the California Corporations Code, each shareholder may be eligible to exercise cumulative voting rights in connection with the election of directors. In such case, each shareholder would be entitled to as many votes as equals the number of shares of common stock held by such shareholder multiplied by the number of directors to be elected, and such shareholder could cast all of such votes for a single nominee or could distribute them among two or more nominees. For example, if you own 10 shares of common stock of the Company and 11 directors are being elected, you have 110 votes - you can cast all of them for one nominee, or two or more nominees if you so choose. No shareholder, however, shall be entitled to cumulate votes (i.e., cast for any one or more nominees a number of votes greater than the number of shares of common stock of the Company held by such shareholder) unless the name(s) of the nominee(s) has (have) been placed in nomination prior to the commencement of the voting. Nominations made other than by the Board of Directors may be made by notification in writing delivered or mailed to the principal offices of the Company in accordance with Section 1.7 of the Company's Bylaws. If any shareholder has given such notice to cumulate votes, all shareholders may cumulate their votes for nominees, in which event votes represented by proxies delivered pursuant to this proxy statement may be cumulated, in the discretion of the proxy holders, in accordance with the recommendation of the Board of Directors. Discretionary authority to cumulate votes in such event is, therefore, solicited in this proxy statement.

Can I vote on other matters?

The Company has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and the Board of Directors does not know of any other matters to be brought before the Annual Meeting.

When are proposals for the 2004 Annual Meeting due?

Proposals by shareholders to transact business at the Company's 2004 Annual Meeting must be delivered to the Company's Secretary no later than December 19, 2003. In addition to these advance notice requirements, there are other requirements that a shareholder must meet in order to have a proposal included in the Company's Proxy Statement under the rules of the Securities and Exchange Commission ("SEC").

Pursuant to Section 1.7 of the Company's Bylaws, in order for other business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and must have been a shareholder of record at the time such notice is given. To be timely, a shareholder's notice shall be received at the principal executive offices of the Company not less than 120 calendar days in advance of the date that the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was made or such public disclosure was made. The Chairman of the meeting shall, if the factors warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure and such business shall not be transacted.

                                 STOCK OWNERSHIP

Are there any owners of more than 5% of the Company's stock?

Currently, to the Company's knowledge, three shareholders beneficially own more than 5% of outstanding shares of the Company's common stock. They are listed in the table below.

How much stock does the Company's directors and executive officers own?

The following table shows, as of March 24, 2003, the amount of the Company's common stock beneficially owned (unless otherwise indicated) by (a) each director and director nominee; (b) the executive officers of Temecula Valley Bank, N.A. ("Bank") named in the Summary Compensation Table below; (c) each person known to the Company to be the beneficial owner of more than 5% of its common stock; and (d) all of the Company's and the Bank's directors and executive officers(1) as a group. Except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have or share with a spouse voting and investment power with respect to the shares. All share numbers and prices have been adjusted for applicable stock splits.

                                                                       Company
                                                                       Shares Owned              Percent
Name & Position(2)                                                     Beneficially (3)          of Class
------------------                                                     ----------------          --------

Dr. Steven W. Aichle, Director of Company and Bank                        159,101 (4)              4.11%

Dr. Robert P. Beck, Director of Company and Bank                          113,288 (5)              2.93%

Brian D. Carlson, Executive Vice President/SBA                             46,666 (6)              1.22%
Manager of Bank

Neil M. Cleveland, Director of Company and Bank                            76,500 (7)              1.98%

The Ingold Family Trust/5% Shareholder of Company                         244,078 (8)              6.43%

Luther J. Mohr, Vice Chairman of the Board and                            217,924 (9)              5.55%
Chief Operating Officer of Company and Bank/
5% Shareholder of Company

Michael R. Peters, Former Executive Vice President/                        44,275 (10)             1.16%
North County Regional Manager of Bank

Thomas M. Shepherd, Executive Vice President/                              27,666 (11)             0.72%
Chief Credit Officer of Bank

Stephen H. Wacknitz, President, Chief Executive                           335,500 (12)             8.45%
Officer, Chairman of the Board of Company and Bank/
5% Shareholder of Company

Richard W. Wright, Director of Company and Bank                            88,510 (13)             2.29%

ALL DIRECTORS AND
EXECUTIVE OFFICERS (13 in number)                                       1,459,932                 32.45%


(1) As used throughout the proxy statement, the term "Executive Officer" means the Bank's President/Chief Executive Officer, Chief Operating Officer, Chief Credit Officer, Senior Loan Officer, Executive Vice Presidents, SBA Department Manager, East County Regional Manager and Chief Financial Officer. An officer who does not participate in major policy-making functions is not included in the definition of the term "Executive Officer."
(2) Unless otherwise indicated in the footnotes, the business address for each listed person is 27710 Jefferson Avenue, Suite A100, Temecula, CA 92590.

(3) For purposes of this table, a person is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security that such person has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(4) Includes as outstanding 5,344 warrants and stock options with 66,857 underlying shares that are exercisable within 60 days of the Record Date.
(5) Includes as outstanding stock options with 73,478 underlying shares that are exercisable within 60 days of the Record Date.
(6) Includes as outstanding 4,000 warrants and stock options with 26,666 underlying shares that are exercisable within 60 days of the Record Date.
(7) Includes as outstanding 1,000 warrants and stock options with 65,500 underlying shares that are exercisable within 60 days of the record date.
(8) The business address of the Ingold Family Limited Partnership is C/O Robert Hegardt, Trustee, Morgan Stanley Dean Witter, 1615 So. Mission Rd., Fallbrook, CA 92028.
(9) Includes as outstanding stock options with 126,050 underlying shares that are exercisable within 60 days of the Record Date.
(10) Includes as outstanding stock options with 3,500 underlying shares that are exercisable within 60 days of the Record Date. Mr. Peters resigned all of his positions with the Bank on February 18, 2003.
(11) Includes as outstanding 500 warrants and stock options with 25,166 underlying shares that are exercisable within 60 days of the Record Date..
(12) Includes as outstanding stock options with 175,000 underlying shares that are exercisable within 60 days of the Record Date.
(13) Includes as outstanding outstanding stock options with 62,500 underlying shares that are exercisable within 60 days after the Record Date.

                         ITEM 1 - ELECTION OF DIRECTORS

How many directors are nominated?

The Company's Bylaws provide that the number of directors to be elected by the shareholders will be at least five and not more than 25. Under the Bylaws, the Board of Directors has authority to decide the exact number of directors to be elected within these limits. The Company's Board of Directors has fixed the number of directors to be elected at the Annual Meeting at six and has nominated the persons listed on the following page for election as directors to serve until the 2004 Annual Meeting or until their successors are elected.

What happens if a nominee refuses or is unable to stand for election?

The Board of Directors may reduce the number of seats on the Board of Directors or designate a replacement nominee. If the Board of Directors designates a substitute, shares represented by proxy will be voted FOR the substitute nominee. The Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.

Who are the nominees?

Information regarding each of the nominees is provided below, including each nominee's name and age, principal occupation during the past five years, and the year first elected as a director of the Bank and the Company. All of the nominees are presently directors of the Company and the Bank.

                           Year First
                           Elected to
                           Bank/Com-
     Name / Age            pany Board   Business Experience During Past Five Years and Other Information
-----------------------    ----------   ----------------------------------------------------------------

Steven W. Aichle           1996/2002    Business and civic leader in the community and surrounding communities
59                                      of the Bank for the last 23 years; Founded Avocado Animal Hospital, Fallbrook,
                                        1974 and continues as owner/veterinarian; Owner/Founder of Fallbrook Fine Art
                                        Gallery since 1985.

Robert P. Beck             1996/2002    Opened his practice in 1970 as the first dentist in Temecula, California;
58                                      Has been involved in the Chamber of Commerce and civic affairs throughout his years in Temecula.

Neil M. Cleveland          1996/2002    Involved in the brokerage, development, management and consulting
51                                      business relative to commercial and industrial real estate; Co-owner of Rancho
                                        Land Associates since 1980.

Luther J. Mohr             1996/2002    Chief Operating Officer of the Bank since 1996; Senior Vice President and
67                                      Administrative Officer at Fallbrook National Bank, Fallbrook, California from
                                        May 1990 to December 1995; at various times Senior Vice President, Area
                                        Administrator, and Corporate Services Manager for Torrey Pines Bank, Solana
                                        Beach, California from January 1981 to April 1990; Vice President/Manager of the Fallbrook office from September 1977 to December 1980, with Rancho Santa
                                        Fe Savings and Loan.

Stephen H. Wacknitz        1996/2002    President/Chief Executive Officer of the Bank since 1996; President/Chief
63                                      Executive Officer at Fallbrook National Bank, Fallbrook, California, from April
                                        1984 to October 1995; Senior Vice President and the Senior Loan Officer from
                                        April 1982 to March 1984 at Rancho Vista National Bank; Vice President and
                                        Manager from September 1977 to April 1982, employed by Grossmont Bank.

Richard W. Wright          1996/2002    Since 1994, self-employed manager of real estate investments.  From 1989
74                                      to 1994, insurance inspector for P.E. McKinney, Inc., Reseda, California.
                                        From 1987 to 1989, an insurance agent with Glen-Fed Insurance.  From 1986 to
                                        1987, insurance agent for Western Financial Savings Bank and Great American
                                        Wilshire Federal Savings and Loan.  From 1964 to 1986, Vice President of Los
                                        Angeles Federal Savings and President of the Insurance Brokerage of Los Angeles
                                        Federal Savings.

Has the Board of Directors established an audit, nominating or compensation committee or any other committees that might perform the functions of those committees?

The named committees of the Board of Directors and committees of the Board of Directors that may perform functions of the named committees include the Loan Committee of the Bank, the Executive Committee of the Bank, the Audit Committee of the Bank and the Company and the Stock Option Committee of the Company.

Loan Committee. The Loan Committee meets at least once a month, as determined by the Bank's Board of Directors, to discuss loan policy issues and to review loans made during the previous month, past due loans, internal month-end loan reports and any other loan related issues. The Loan Committee members are Steven W. Aichle, Robert P. Beck, Neil M. Cleveland, Luther J. Mohr and Stephen H. Wacknitz (Chairman). There were 12 Loan Committee meetings in 2002.

Executive Committee. The Executive Committee may exercise all of the authority of the Board of Directors during the intervals between meetings of the Bank's Board of Directors, except that the Committee does not have the authority to:
(1) approve any action which, under law, the Articles of Association or Bylaws also requires shareholder approval; (2) fill vacancies on the Board of Directors or any committee of the Board of Directors; (3) fix director compensation for serving on the Board of Directors or any committee; (4) adopt, amend or repeal the Bylaws of Bank; (5) amend or repeal any resolution of the Board of Directors that by its express terms is not so amendable or repealable; (6) make a distribution to shareholders of Bank, except at a rate or amount or within a range determined by the Board of Directors; (7) appoint any other committees of the Board of Directors or members of such committees; (8) authorize or approve the issuance or sale or contract for sale of shares; or (9) determine rights and preferences with regard to any class or series of shares. Current members of the Executive Committee are: Steven W. Aichle, Neil M. Cleveland, Luther J. Mohr and Stephen H. Wacknitz (Chairman). There were no meetings of the Executive Committee in 2002.

Audit Committee. The Audit Committee of the Bank and the Company reviews and approves the services of the independent auditors, reviews the plan, scope and audit results of the internal auditors and the independent auditors, and reviews the reports of bank regulatory authorities. The Audit Committee also has oversight with respect to financial reporting, including the annual and other reports to the SEC, the Office of the Comptroller of the Currency ("OCC") and the annual report to the shareholders. The Audit Committee has reviewed and discussed the audited financial statements with Bank and Company management and has discussed with the independent auditors the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountant, the independent accountant's independence. Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Bank's Annual Report on Form 10-KSB for 2002 for filing with the SEC. In December 1996, the Audit Committee adopted a written charter, which is reviewed annually, most recently in May 2002. A copy of the charter is attached. Current members of the Audit Committee, none of whom are officers or employees of the Bank or the Company, are: Steven W. Aichle, Robert
P. Beck (Chairman) and Richard W. Wright. All members of Bank's Audit Committee are independent, as defined by applicable rules of the National Association of Securities Dealers. A financial expert does not serve on the Audit Committee. The independent accountants assist the Audit Committee, as needed. There were nine meetings of the Audit Committee during 2002.

Stock Option Committee. The Stock Option Committee administers the Company's stock option plans, according to the terms of the plans, including but not limited to, identification of stock option recipients and specification of stock option terms. The Stock Option Committee members are Neil M. Cleveland (Chairman) and Richard W. Wright. The Stock Option Committee did not meet in 2002. All matters that normally would come before that committee were performed by the full Board of Directors of the Bank, and after the reorganization in which the Bank became a wholly-owned subsidiary of the Company.

In 2002, the Board of Directors did not have a Nominating or Compensation Committee. The entire Board of Directors of the Bank and the Company performed the Nominating and Compensation Committee's customary functions.

How often did the Board of Directors meet during 2002?

The Board of Directors met 12 times during 2002. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served.

How are directors compensated?

Prior to 2003, the Company did not pay directors compensation for their service as directors. In January 2003, each director of the Bank was paid a one-time payment of $10,000.00. Starting February 2003, each Bank director began receiving $1,000.00 per regular meeting, with one excused absence per year. Each director of the Company was granted non-qualified stock options to purchase shares (as adjusted for applicable stock dividends and splits) of the Company's common stock as follows:

                                                      Exercise Price
                                                      Per Share (85%
                                       Each           of Market Value
                     Year         # of Shares         on Date of Grant
                     ----         -----------         ----------------
  All Directors      1997            20,000               $ 2.875
  All Directors      1998            20,000               $ 4.675
  All Directors      1999            20,000               $  6.80
  All Directors      2000            10,000               $ 5.525
  All Directors      2001            10,000               $  5.23

     These options vest (i.e. become exercisable) at the date of grant. The options may be exercised for a period of ten years after they vest.

Who are the executive officers of Bank that are not also directors of the Bank?

                         First Year
     Name / Age          Employed      Business Experience During Past Five Years and Other Information
-----------------------  --------      ----------------------------------------------------------------

James W. Andrews         2002          Executive Vice President, Real Estate Manager of the Bank since 2002;
53                                     Business Bank of California, San Bernardino, California as Executive
                                       Vice President/Chief Credit Officer from 1996 to 2002; Executive Vice
                                       President/Chief Credit Officer at International Savings Bank from 1992 to 1995. From 1987 to 1991 was Vice President/Assistant Portfolio
                                       Quality Manager, Senior Vice President/Chief Internal Asset Review
                                       Officer and Executive Vice President/Chief Credit Officer at Great
                                       American Bank. Various other banking positions from 1972 to 1987.

Brian D. Carlson         2001          Executive Vice President/SBA Department Manager at the Bank since
44                                     January 2001; Senior Vice President/SBA General Manager at Imperial
                                       Bank, Los Angeles, California from 1999 to 2001; Senior Vice
                                       President/SBA Manager at Sierra West Bank, Truckee, California
                                       from 1995 to 1999; Vice President/SBA Division Manager at Regency Bank,
                                       Fresno, California from 1991 to 1995; with other banks beginning in
                                       1983 in various positions, principally in SBA related capacities.

Thomas P. Ivory          2001          Executive Vice President/East County Regional Manager at the Bank since
49                                     January 2001; Senior Vice President/Regional Manager at Scripps Bank,
                                       El Cajon, California from 1992 to 2001; Senior Vice President at
                                       Grossmont Bank, El Cajon, California from 1983 to 1991; various other banking positions beginning in 1974.

Donald A. Pitcher        1996          Chief Financial Officer/Secretary of the Bank since 1996; Vice
53                                     President/Controller and Acting Chief Financial Officer/Secretary at
                                       Fallbrook National Bank, Fallbrook, California from May 1990 to March
                                       1996; Vice President/Controller from October 1988 to May 1990 at Torrey
                                       Pines Bank, Solana Beach, California; Various other banking positions beginning in 1972.

Scott J. Word            1996          Senior Loan Officer of the Bank since 1996; North County Bank,
48                                     Escondido, California as Senior Vice President/Riverside County Business
                                       Banking Manager from 1994 to September 1996, Senior Vice President/Riverside
                                       County Regional Manager from 1992 to 1994, Vice President and Manager from
                                       1985 to 1992, and Vice President and Manager from 1980 to 1984.

Are there any family relationships between any director or executive officer of the Bank?

None.

                             EXECUTIVE COMPENSATION

The following section describes the compensation that Bank pays its Chief Executive Officer and the next four most highly compensated executive officers (the "Named Executives"). This section includes a detailed table showing compensation of the Named Executives for the last three years and information about stock options and other benefits.


                                                                         Long Term Compensation
                                            Annual Compensation          ---------------------------------
                                                                               Awards            Payouts
-----------------------------------------------------------------------  ---------------------------------
                                                                         Restricted  Securities                All
    Name and                                              Other Annual     Stock      Underlying   LTIP       Other
   Principal                      Salary      Bonus       Compensation    Award(s)  Options/SARs  Payouts Compensation
    Position             Year       ($)        ($)           ($)(1)         ($)           (#)       ($)        ($)
------------------------------------------------------------------------------------------------------------------------
Stephen H. Wacknitz,      2002   $205,000   $244,902 (2)    $28,317 (7)     $0            0         $0      $13,803 (10)
Chief Executive           2001    185,000    110,021 (2)     20,456 (7)     $0       55,000         $0       23,429 (10)
Officer And President     2000    160,000     44,588 (2)     19,663 (7)     $0       45,000         $0       10,962 (10)
------------------------------------------------------------------------------------------------------------------------
Brian D. Carlson          2002   $150,878   $563,232 (3)    $ 4,668 (8)     $0            0         $0      $     0
EVP/SBA Manager           2001    129,909    224,210 (3)      3,316 (8)     $0       40,000         $0      $     0
------------------------------------------------------------------------------------------------------------------------
Luther J. Mohr            2002   $ 92,250   $122,45  (4)    $ 8,153 (9)     $0            0         $0      $ 7,655 (11)
Chief Operating Officer   2001     82,500    153,701 (4)      5,350 (9)     $0       33,950         $0            0
                          2000     79,667     21,763 (4)      7,252 (9)     $0       30,000         $0            0
------------------------------------------------------------------------------------------------------------------------
Michael R. Peters         2002   $145,000   $ 25,000 (5)    $ 2,492 (8)     $0        5,000         $0      $     0
 EVP/North County         2001    133,333     20,000 (5)      2,380 (8)     $0            0         $0      $     0
 Regional Manager         2000    123,333     60,552 (5)      2,200 (8)     $0       23,500         $0      $     0
------------------------------------------------------------------------------------------------------------------------
Thomas M. Shepherd        2002   $140,000   $ 20,000 (6)    $ 3,829 (8)     $0            0         $0      $     0
 EVP/Chief Credit         2001    127,580     17,090 (6)      3,171 (8)     $0            0         $0      $     0
 Officer                  2000    118,336      7,000 (6)      2,400 (8)     $0            0         $0      $     0
========================================================================================================================

(1) Prerequisites and other personal benefits, securities or property unless the aggregate amount of such compensation is the lesser of $50,000 or 10% of the total of annual salary and bonus is reported in the salary/bonus columns.
(2) $44,588 bonus accrued in 1999, paid in 2000, $110,021 bonus accrued in 2000, paid in 2001, $244,902 bonus accrued in 2001, paid in 2002, and $608,200 bonus accrued in 2002, paid in 2003.
(3)  $224,210 commission paid in 2001, and $563,232 commissions paid in 2002.
(4) $21,763 bonus accrued in 1999 paid in 2000, $53,701 bonus accrued in 2000, paid in 2001, $122,451 bonus accrued in 2001, paid in 2002 and $304,100 bonus accrued in 2002 and paid in 2003.
(5) $30,552 commissions accrued in 1999, paid in 2000, $30,000 for commission paid in 2000, $20,000 in commission for 2001 paid in 2001 and $25,000 in commissions for 2002, paid in 2002. Mr. Peters resigned all positions with the Bank on February 18, 2003.
(6) $7,000 bonus accrued in 1999, paid in 2000, $17,090 bonus accrued in 2000, paid in 2001,$20,000 bonus accrued in 2001, paid in 2002, and $30,000 bonus accrued in 2002, paid in 2003.
(7) For 2000 includes non-cash compensation of $3,530 for Bank car usage, $8,383 for long-term disability premiums and $7,750 for life insurance premiums for 2001. Includes non-cash compensation of $4,323 for Bank car usage, $8,383 for long term disability premium and $7,750 for life insurance premiums. For 2002 includes non-cash compensation of $8,827 for Bank car usage, $11,740 for long term disability premiums and $7,750 for life insurance premiums
(8)  Non-cash compensation for Bank car usage.
(9) For 2000, includes non-cash compensation of $3,285 for Bank car usage and $3,967 for life insurance premiums. For 2001 includes non-cash compensation of $1,383 for Bank car usage and $3,967 for life insurance premiums For 2002 includes non-cash compensation of $4,186 for Bank car usage and $3,967 for life insurance premiums.
(10) $10,962 unused vacation pay accrued in 1999, paid in 2000. $7,853 unused vacation pay accrued in 2000, paid in 2001 and $15,576 unused vacation pay for 2001, paid in 2001, $13,803 unused vacation pay for 2002 paid in 2002.
(11) $7,655 unused vacation pay for 2002 paid in 2002. Option Grants in 2002

The following two tables summarize grants to and exercises of options to purchase common stock of the Company during 2002 by the Named Executives, and with respect to option grants, the per share exercise price, the expiration date of the options and the grant date value of options held by such persons at December 31, 2002. The second table also provides information concerning the total number of securities underlying unexercised options and the aggregate dollar value of in-the-money unexercised options. The Bank did not reprice any options during 2002 or any prior year, and did not provide to executive's stock appreciation rights ("SARs").


             INDIVIDUAL OPTION GRANTS IN THE LAST FISCAL YEAR (2002)

----------------------------------------------------------------------------------------------------------------------
                         Number          % of Total         % of Total       Exercise
                     Of Securities      Options/SARs      Options/SARs       or Base     Market Price
                       Underlying      Granted Under      Granted Under       Price       on Date of
                      Option/SARs     Employee Plan in   Director Plan in     ($/Sh)        Grant        Expiration
           Name       Granted (#)     Fiscal Year 2002   Fiscal Year 2002       $            ($)            Date
-------------------- --------------- ------------------- ------------------ ----------- -------------- ---------------
Michael R. Peters             5,000        10.00%                -              $11.05         $11.05  06/26/2012
==================== =============== =================== ================== =========== ============== ===============




     AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                            OPTION/SAR VALUES (2001)

==================== ======================================== ========================================================
                                Exercised Shares                               Unexercised Shares
-------------------- ---------------------------------------- --------------------------------------------------------
                     Shares Acquired on     Value Realized     Shares        Shares        $ Value        $ Value
          Name          Exercise (#)            ($000)         Vested       Unvested      Vested(1)     Unvested(1)
-------------------- -------------------- ------------------- ------------ ------------ -------------- ---------------
Brian D. Carlson              -                   -              13,333       26,667     $   95,331       $ 190,669
-------------------- -------------------- ------------------- ---------- ------------ -------------- ---------------
Luther J. Mohr                -                   -             118,987        7,063     $  875,405       $  41,759
-------------------- -------------------- ------------------- ---------- ------------ -------------- ---------------
Michael R. Peters             -                   -              15,664       12,836     $   96,334       $  56,192
-------------------- -------------------- ------------------- ---------- ------------ -------------- ---------------
Thomas M. Shepherd            -                   -              23,998        4,502     $  119,338       $  26,187
-------------------- -------------------- ------------------- ---------- ------------ -------------- ---------------
Stephen H. Wacknitz           -                   -             157,285       42,715     $1,164,431       $ 270,521
==================== ==================== =================== ========== ============ ============== ===============

(1) Calculated based on the excess of the fair market value on December 31, 2002 of the common stock ($12.65) as reported in the Electronic Bulletin Board run by NASDAQ over the option exercise price.

Retirement Benefits

The Board of Directors approved Salary Continuation Agreements ("Agreements") for certain executives of the Bank. The Agreements are intended to encourage key employees of the Bank to continue their employment with the Bank and to encourage other qualified key employees to join and/or remain in the employ of the Bank, when entering such Agreements is deemed appropriate for the Bank. The Agreements in effect at December 31, 2002 for the Named Executives are as follows:

                                               Estimated
                                               Duration
                     Age on   Retire   Benefit     of    Estimated   SCP      SCP       Single    Surrender
    Executive        Record   -ment      per     Benefit   Total    Accrual  Accrual   Premium      Value      Death
    Officers          Date      Age     year     (yrs)     Benefit   2002    Balance  Aggregate    12/31/02   Benefits
    --------          ----    ------    ----   --------- ---------   ----    -------  ---------   ----------  --------

Brian D. Carlson       44       65     25,000     15       375,000   3,106    3,363    150,000      159,136    441,401
Luther J. Mohr         67       70     80,000     10       800,000  69,952  198,657    480,000      605,000    968,770
Michael R. Peters      53       65     25,000     15       375,000   8,645   23,884    180,000      207,818    490,676
Thomas M. Shepherd     48       65     20,000     15       300,000   3,990   11,025    115,000      133,011    363,702
Stephen H. Wacknitz    63       65    125,000     15     1,875,000 159,220  452,816  1,935,000    2,149,446  3,839,918

                Total                                              244,913  689,745  2,860,000    3,254,411  6,104,467

The Bank carries in total a cash surrender value asset of $3,983,183 with a single premium aggregate of $3,513,000 and a SCP accrual liability of $731,166 as of December 31, 2002.

Executive Employment Agreements

The Bank entered into an employment agreement with Mr. Stephen H. Wacknitz ("Wacknitz Agreement") effective September 16, 2001. Under the five year Wacknitz Agreement, the initial annual base salary is $200,000, which may be increased in the discretion of the Board of Directors. In addition, the Wacknitz Agreement provides for six weeks vacation, the use of a Bank-owned and maintained automobile, group medical benefits, term life insurance benefits equal to at least $250,000, long-term disability benefits equal to at least $120,000 per year before age 65 and $10,000 per month paid by the Bank in the event disability payments are not made by an insurer. After age 65, in the event of disability, Mr. Wacknitz will receive from the Bank the difference between the amount received from the insurer and $15,000. Further, Mr. Wacknitz is entitled to receive a bonus of 7.5% of profits before taxes and the bonus accrual of the Bank if certain performance standards are met. If terminated without cause, or Mr. Wacknitz terminates for good reason, Mr. Wacknitz will be entitled to receive the greater of one year salary plus bonus as though a full year had lapsed or two years of salary.

The Bank entered into an employment agreement with Mr. Luther J. Mohr ("Mohr Agreement") effective September 16, 2001. Under the five year Mohr Agreement, the initial annual base salary is $90,000, which may be increased in the discretion of the Board of Directors. In addition, the Mohr Agreement provides for 1.5 vacation days for each month in which Mr. Mohr works, the use of a Bank-owned and maintained automobile, group medical benefits, term life insurance benefits equal to at least $150,000. In the event of disability, Mr. Mohr will receive from the Bank the difference between the amount received from the insurer and $10,000. Further, Mr. Mohr is entitled to receive a bonus of 3.75% of profits before taxes and the bonus accrual of the Bank if certain performance standards are met. If terminated without cause, or Mr. Mohr terminates for good reason, Mr. Mohr will be entitled to receive the greater of one year salary plus bonus as though a full year had lapsed or two years of salary.

The Bank entered into an employment agreement with Mr. Brian D. Carlson ("Carlson Agreement") effective on January 29, 2001. Under the four year Carlson Agreement, the initial annual base salary is $150,000. In addition, Mr. Carlson can earn a bonus (the "Bonus") equal to thirty basis points of the total original principal amount of funded 7A and 504 SBA loans as well as construction, conventional and business & industry loans processed through Bank's SBA Department, as reasonably determined by the Bank. Also, the Carlson Agreement provides for four weeks vacation, the use of a Bank-owned and maintained automobile and group medical benefits. Under the Carlson Agreement, Mr. Carlson is entitled to participate in the Bank's 401(K) Plan and is eligible to participate in the Bank's Senior Management Retirement Program. At or about the time the Carlson Agreement became effective, Mr. Carlson received an option to purchase 40,000 shares of the Company's common stock in accordance with the terms of the Company's employee stock option plan. If terminated without cause, Mr. Carlson will be entitled to receive the lesser of six months of base salary or the base salary for the remainder of the term of the Carlson Agreement.

Transactions with Management

The Bank has entered and intends to enter into, in the future, banking transactions in the ordinary course of its business with directors, executive officers and shareholders known to the Bank who own of record or beneficially more than 5% of the Bank's common stock and their associates. These transactions are intended to be: (a) on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the same time for comparable transactions with others; (b) made in the ordinary course of business; and (c) entered into with no more than the normal risk of collection and lacking other unfavorable features. The aggregate balance outstanding on December 31, 2002 of all loans and extensions of credit to directors and executive officers of the Bank, together with their associates, was $1,010,745, equal to approximately 5.15% of the Company's shareholder's equity.

                        SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected the firm of Vavrinek, Trine, Day & Co., LLP ("Vavrinek") as the Company's independent auditors for the 2003 fiscal year. Representatives of Vavrinek are not expected to be present at the Annual Meeting. The appointment was recommended by the Audit Committee. The firm of Vavrinek and its predecessor has audited the accounts of the Bank since 1996 and the Company since mid-2002. Vavrinek is considered well qualified. Audit services include the annual audit examination, limited reviews of unaudited quarterly financial data and assistance in filings with various regulatory authorities and aid with the Annual Report to Shareholders and discussions regarding accounting principles and practices followed by the Bank and the Company in preparing its financial statements.

Audit Fees

The aggregate fees billed by Vavrinek for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2002 and audit of the Bank's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's and the Bank's Form 10-QSB for such fiscal years were $41,000 and $36,000, respectively.

Audit-Related Fees

Vavrinek's fees for services rendered to the company for fiscal year 2002 and to the Bank for fiscal year 2001 were $500 and $1,700, respectively. The 2002 fees were review fees in connection with the Company formation. The 2001 fees were review fees in connection with the Company review of a Bank stock offering. The fees were approved by the Audit Committee by board authorization in connection with the audit function.

Tax Fees and All Other Fees

There were no Vavrinek fees for services rendered to the Company for 2002 or 2001 (for the Bank only).

In evaluating whether to appoint Vavrinek to perform the audit of the Company's financial statements for the year ending December 31, 2002, the Audit Committee considered whether the provision of non-audit services by Vavrinek in 2002 was compatible with their independence from the Company. None of the time devoted by Vavrinek on its engagement to audit our financial statements for the year ended December 31, 2002 is attributable to work performed by persons other than Vavrinek employees.

                   COMPLIANCE WITH SECTION 16 OF THE 1934 ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of a registered class of the Company's equity securities to file with the SEC reports of ownership and changes in ownership of any equity securities of the Bank. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Bank with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that all required forms were filed, the Company believes that, during 2002, all Section 16 filing requirements were complied with that are applicable to its officers and directors except that Thomas P. Ivory, an executive officer, inadvertently failed to report the sale of a warrant to purchase 2,500 shares of Company common stock on September 30, 2002, for which the required report was filed on October 16, 2002.

                                  OTHER MATTERS

The Board of Directors has no knowledge of any other matter that may come before the meeting, and does not intend to present any other matters. However, if any other matters shall come before the meeting or any adjournment thereof (including the election of any one or more substitutes for any of the foregoing nominees who are unable to, or for good reason will not, serve on the Board of Directors), the persons named as proxies will have the discretion and authority to vote the shares represented by a Proxy in accordance with their best judgment.

                           ANNUAL DISCLOSURE STATEMENT

The Company has enclosed with this proxy statement its Annual Report for the fiscal year ended 2002 along with the opinion of Vavrinek, Trine, Day & Co., LLP, the independent auditors engaged by the Company.

Upon written request by any person entitled to vote at the meeting, addressed to Donald A. Pitcher, Secretary of the Company, at 27710 Jefferson Avenue, Suite A100, Temecula, CA 92590, we will provide, without charge, a copy of the Company's 2002 Annual Report on Form 10-KSB, including the financial statements and the schedule thereto filed with the SEC pursuant to the Securities Exchange Act of 1934.


                                      By Order of the Board of Directors

                                      /s/ Donald A. Pitcher
                                      -----------------------------------------
                                      Donald A. Pitcher
                                      Secretary

Temecula, CA
April 15, 2003